EXHIBIT 23.1



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


         We have issued our report dated March 8, 2001 accompanying the consolidated financial statements of First Colonial Group, Inc. and Subsidiaries appearing in the 2000 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 2000 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

                                                     GRANT THORNTON LLP



Philadelphia, Pennsylvania
July 16, 2001